As filed with the Securities and Exchange Commission on April 1, 2021

Registration No. 333-251389

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

  (Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________

Global Gold Royalty, Inc.
(Exact name of registrant as specified in its charter)

Nevada	6795	84-2834915
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

____________________

304 S. Jones Blvd., Ste 513 Las Vegas, NV 89107	(702) 354-8751
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

_______________________

Global Gold Royalty, Inc.

304 S. Jones Blvd., Ste 513

Las Vegas, NV 89107

(702) 354-8751

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

(917) 318-2865

_______________________

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock offered for sale	10,000,000	$1.00	$10,000,000	$1,091.00
Total Registration Fee				$1,091.00

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated  April 1, 2021

PRELIMINARY PROSPECTUS

Up to 10,000,000 shares of common stock

GLOBAL GOLD ROYALTY, INC.

We are registering up to 10,000,000 shares, representing approximately 33% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $1.00 per share. There is no minimum number of shares required to be purchased by each investor. This offering will terminate when all 10,000,000 shares are sold or on [___________], 2021, unless we terminate it earlier.

Investing in our common stock involves risks. Global Gold Royalty, Inc., currently has no revenue, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 3. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Additionally, there will be no escrow account established for funds received by us from prospective investors and there is no minimum for this offering, so shares will be issued by us to investors even if you are the sole purchaser in this offering.

The shares to be sold for our benefit will be offered by our officers and directors, namely, Sam Kwok, our sole officer and director, on a best efforts basis with no minimum. No underwriter will be used.

Our common stock is not currently traded on any national securities exchange and is not quoted on any over-the-counter market.

The date of this prospectus is ___________ __, 2021

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You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

Until March __, 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors.”

Many of those risks and factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Global Gold Royalty, Inc., a Nevada corporation.

GLOBAL GOLD ROYALTY, INC.

The Company

Mining r oyalt ies are non‑operating interests in mining projects that provide the right to a percentage of revenue derived from minerals extracted . We plan to create royalty interests in gold mining projects in exchange for funding all or a portion of the mine development costs. We will not conduct mining operations on the properties in which we hold royalty interests and we will not be required to contribute to capital costs, exploration costs, environmental costs or other additional operating costs on those properties. We focus on projects that are in production or about to start production and exploration stage properties that we believe hold significant resource potential. In addition, we plan to develop international operations as our research indicates that promising opportunities exist in jurisdictions other than in the U.S. or broadly speaking, in North America where most industry participants focus on. We have been actively seeking out and negotiating royalty projects, procuring financings, some major developments in our business to date are as follow:

•	We have evaluated gold mining projects in the Siberia region of Russia, Mongolia and China.
•	S everal explor a tion stage properties with significant potential but no resource estimates on them have been evaluated.

The Business Model

Mining royalty companies employ a wide spectrum of business models to implement their strategies. These model s can be broadly categorized into (1)Project generation model whereby royalty companies generate projects and  usually option out those projects to mining operators to advance them while retaining  royalty interest s in the project s . (2) Third party royalties acquisition or the trading model whereby royalty companies only involve in buying and selling of existing royalties. (3) Organic growth model whereby royalty companies work with mining operators to create royalty agreements.

Within these broad categories, a whole bunch of nuances exist. Certain royalty companies are known to employ a combination of each or a hybrid model.  In addition, some models have been proved out to work well in some jurisdictions but not in others.

Royalty companies primarily thrive on the asset portfolios that are created which are basically stream of discounted cash flow s that usually cover the life of mine of the underlying mining asset s or propert ies . Hence , portfolio creation process and execution strategies constitute the fundamental backbone of   royalty companies.

One of the key differentiators of the Company is that we intend to replicate th e proved out royalty model in mining finance in the North American market in other international markets where our research indicates that abundant opportunities exist . We believe o ur knowledge of some of these markets and deal sourcing capabilities as well as access to technical professionals including geologists and mining engineers who are familiar with the regions and land packages that are of interest to us w ill gain us a foothold in those markets.

Our royalty asset portfolio creation strategies primarily focus on producing or near produc ing properties. Mining projects would have to be adequately de-risked to come under our radar screen. The potential targets are likely to have gone through a preliminary economic assessment (PEA) or a pre-feasibil i ty study (PFS) and therefore either have an inferred resource or measured and indica t ed re s ource on them.

Risks Related to our Business

Our ability to implement our business strategy is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. These risks include, among others:

•	We have a limited operating history and, accordingly, investors have little basis upon which to evaluate our ability to achieve our business objectives;

•	We do not have Royalty Interest Agreement yet with any mining projects, and may be unsuccessful in securing any;

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•	We face significant competition from mining operations where we don’t have a royalty interest;

•	Changes in regulations could impact the properties where we have royalty interest rights; and

•	Interruptions, delays, or failures in the mining operations where we have royalty rights could damage our financial results.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory ”say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.0 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the closing of this offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non- affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information we provide to our stockholders may differ from information you might receive from other public reporting companies in which you hold equity interests.

We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

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Corporate Information

The Company was incorporated in the State of Nevada on August 23, 2019 under the name Newton Tech Inc. as the initial incorporator arbitrarily named it. At the outset, a product distribution business was planned and the company name was changed to Branded Products Inc. On November 17, 2020, we changed the Company name to Global Gold Royalty Inc. to better align with our business focus in pursuing opportunities in the gold mining royalty business.

Our offices are located at 304 S. Jones Blvd., Ste 513, Las Vegas, NV 89107, telephone number (702) 354-8751.

SUMMARY OF THE OFFERING

Common stock offered by Global Gold Royalty, Inc.	We are registering to sell to new investors up to 10,000,000 shares of our common stock, at $1.00 per share (the “Maximum Offering”).

Common stock outstanding before the offering	20,000,000 shares of our common stock as of the date hereof.

Common stock outstanding after the offering	30,000,000 shares of our common stock, if Maximum Offering is sold.

Minimum number of shares to be sold in this offering.	None.

Use of proceeds

If we are successful in selling all 10,000,000 shares of our common stock being offered hereunder we will receive gross proceeds, before offering expenses, of $10,000,000.

The use of those proceeds is discussed herein under “Use of Proceeds.”

Market for the common shares

There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public quotation of our common stock. Furthermore, even if our common stock is quoted on the OTCQB, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering.

Risk Factors	The shares of our common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Prospectus, before you decide to buy our common stock. We face risks in finding gold mining projects to fund, and we are then dependent upon those mining projects being successful in generating revenue. The following risks are material risks that we face. If any of the events or developments discussed below occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed. In such an event, the fair value of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our operations. Our primary risk factors and other considerations include:

Risks Related to The Business

We will own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are developed or operated in our best interest.

Our revenues are derived from royalty interests on properties owned and operated by third parties. Holders of royalty interests typically have no authority regarding the development or operation of the mineral properties to which their interests relate. Therefore, we typically are not in control of decisions regarding development or operation of any of the properties on which we hold a royalty interest, and we have limited legal rights to influence those decisions.

Our strategy of acquiring and holding royalty interests on properties operated by third parties puts us generally at risk for the decisions of others regarding all development and operating matters, including permitting, feasibility analysis, mine design and operation, processing, plant and equipment matters and temporary or permanent suspension of operations, among others. As a result, our revenue is dependent upon the activities of third parties, which creates the risk that at any time those third parties may: (i) have business interests that are inconsistent with ours, (ii) take action contrary to our interests, policies or objectives, or (iii) be unable or unwilling to fulfill their obligations under their agreements with us. At any time, any operators of mining properties may decide to suspend or discontinue operations. We will not be entitled to material compensation if operations are shut down, suspended or discontinued on a temporary or permanent basis. Although we attempt to secure contractual rights when we create new royalty interests, such as audit or access rights, that will permit us to monitor operators’ compliance with their obligations to us, there can be no assurance that such rights will always be sufficient to ensure such compliance or to affect operations at our royalty properties in ways that would be beneficial to our stockholders.

Volatility in gold may have an adverse impact on the value of our royalty interests and may reduce our revenues.

The profitability of our royalty interests is directly related to the market price of gold. Our revenue is particularly sensitive to changes in the price of gold, as we derive all revenues from gold royalty interests. Market prices may fluctuate widely and are affected by numerous factors beyond our control or any mining company, including metal supply, industrial and jewelry fabrication, investment demand, central banking economic policy, expectations with respect to the rate of inflation, the relative strength of the dollar and other currencies, interest rates, gold purchases, sales and loans by central banks, forward sales by gold producers, global or regional political, trade, economic or banking conditions, and a number of other factors.

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Volatility in gold prices is demonstrated by the annual high and low prices over the past decade as reported by the London Bullion Market Association:

	Gold
	($/ounce)
Calendar Year	High	Low
2010 - 2011	$1,895	$1,058
2012 - 2013	$1,792	$1,192
2014 - 2015	$1,385	$1,049
2016 - 2017	$1,366	$1,077
2017 - 2018	$1,355	$1,178
2019 - 2020	$1,542	$1,270
2020 - Nov. 30, 2020	$2,070	$1,692

Declines in market prices could cause an operator to reduce, suspend or terminate production from an operating project or construction work at a development project, which may result in a temporary or permanent reduction or cessation of revenue from those projects, may prevent us from being able to recover the initial investment in our royalty interests, or may otherwise impact our royalty revenue. A price decline may result in a material and adverse effect on our business, results of operations and financial condition.

Gold price fluctuations between the time that decisions about development and construction of a mine are made and the commencement of production can have a material adverse effect on the mine operator’s ability to bring the mine into production according to feasibility studies, technical or reserve reports or mine and other plans, or at all, and can have a material adverse impact on the value of royalty interests on the property.

Where gold is produced at properties where we hold royalty interests, an operator’s production decisions and the economic cut‑off applied to its reporting of gold reserves and resources may be influenced by changes in gold prices.

Our revenues are subject to operational and other risks faced by operators of the properties in which we hold royalty interests.

Although we generally are not required to pay capital costs on projects on which we hold royalty interests, our financial results are indirectly subject to hazards and risks normally associated with developing and operating mining properties where we hold royalty interests. Some of these risks include:

•	insufficient ore reserves;
•	increases in capital or operating costs incurred by operators or third parties that may impact the amount of reserves available to be mined, cause an operator to delay or curtail mining development and operations, or render mining of ore uneconomical and cause an operator to suspend or close operations;
•	declines in the price of gold;
•	mine operating and ore processing facility problems;
•	significant permitting, environmental and other regulatory requirements and restrictions and any changes in those regulations or their enforcement;
•	challenges by non‑mining interests, including by local communities and non‑governmental organizations, to existing permits and mining rights, and to applications for permits and mining rights;
•	community or civil unrest, including protests and blockades;
•	labor shortage of miners, geologists and mining experts, changes in labor laws, increased labor costs, and labor disputes, strikes or work stoppages at mines;
•	unavailability of mining, drilling and related equipment;
•	unanticipated geological conditions or metallurgical characteristics;

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•	unanticipated ground or water conditions, including lack of access to sufficient quantities of water for operations;
•	pit wall or tailings dam failures or any underground stability issues; · fires, explosions and other industrial accidents;
•	environmental hazards and natural catastrophes such as earthquakes, droughts, floods, forest fires;
•	injury to persons, property or the environment;
•	the ability of operators to maintain or increase production or to replace reserves as properties are mined;
•	uncertain domestic and foreign political and economic environments;
•	economic downturns and operators’ insufficient financing;
•	default by an operator on its obligations to us or its other creditors;
•	insolvency, bankruptcy or other financial difficulty of the operator; and
•	changes in laws or regulations.

The occurrence of any of the above-mentioned risks or hazards, among others, could result in an interruption, suspension or termination of work at any of the properties in which we hold a royalty interest and have a material adverse effect on our business, results of operations, cash flows and financial condition.

Problems concerning the existence, validity, enforceability, terms or geographic extent of our royalty interests could adversely affect our business and revenues, and our interests may similarly be materially and adversely impacted by change of control, bankruptcy or the insolvency of operators.

Defects in or disputes relating to the royalty interests we hold or acquire may prevent us from realizing the anticipated benefits from these interests and could have a material adverse effect on our business, results of operations, cash flows and financial condition. Material changes could also occur that may adversely affect management’s estimate of the carrying value of our royalty interests and could result in impairment charges. While we seek to confirm the existence, validity, enforceability, terms and geographic extent of the royalty interests we acquire, there can be no assurance that disputes or other problems concerning these and other matters or other problems will not arise. Confirming these matters is complex and is subject to the application of the laws of each jurisdiction to the particular circumstances of each parcel of mining property and to the agreement reflecting the royalty interest. Similarly, royalty interests are contractual in nature, rather than interests in land, and therefore may be subject to risks resulting from change of control, bankruptcy or insolvency of operators, and our royalty interests could be materially restricted or set aside through judicial or administrative proceedings. We often do not have the protection of security interests that could help us recover all or part of our investment in a royalty interest in the event of an operator’s bankruptcy or insolvency.

We may be unable to successfully acquire royalty interests at appropriate valuations.

Our future success largely depends upon our ability to continue acquiring royalty interests at appropriate valuations. There can be no assurance that we will be able to identify and complete the acquisition of such royalty interests on favorable terms, or, if necessary, that we will have or be able to obtain sufficient financing on reasonable terms to complete such acquisitions. Economic volatility, credit crises, or severe declines in market prices for gold could adversely affect our ability to obtain debt or equity financing for acquisitions.

We have competitors that are engaged in the acquisition of royalty interests and companies holding such interests, including competitors with greater financial resources, and we may not be able to compete successfully against these companies in new acquisitions. We also may experience negative reactions from the financial markets or operators of properties on which we seek royalty interests if we are unable to successfully complete acquisitions of such interests or complete them at satisfactory rates of return. Each of these factors could have a material adverse effect on our business, results of operations, cash flows and financial condition.

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Development and operation of mines is very capital intensive and any inability of the operators of properties where we hold royalty interests to meet liquidity needs, obtain financing or operate profitably could have material adverse effects on the value of and revenue from our royalty interests.

If operators of properties where we hold royalty interests do not have the financial strength or sufficient credit or other financing capability to cover the costs of developing or operating a mine, they may curtail, delay or cease development or operations at a mine site, or enter into bankruptcy proceedings. An operator’s ability to raise and service sufficient capital may be affected by, among other things, macroeconomic conditions, future gold prices or further economic volatility in global financial markets. If operators of the properties on which we have royalty interests suffer these material adverse effects, then our royalty interests, including the value of and revenue from them, and the ability of operators to obtain debt or equity financing for the exploration, development and operation of their properties may be materially adversely affected.

Royalty interests we acquire, particularly on development stage properties, are subject to the risk that they may not produce anticipated revenues.

The royalty interests we acquire may not produce anticipated revenues. The success of our royalty interest acquisitions is based on our ability to make accurate assumptions regarding, among other things, the valuation, timing and amount of revenues to be derived from our royalty interests, the geological, metallurgical and other technical aspects of the project, and, for development projects, the costs, timing and conduct of development. If an operator does not bring a property into production and operate in accordance with feasibility studies, technical or reserve reports or mine and other plans due to lack of capital, inexperience, unexpected problems, delays, or other factors, then our royalty interest may not yield sufficient revenues to be profitable for us. Furthermore, operators of properties at all stages must obtain and maintain all necessary environmental permits and access to adequate supplies of water, power and other raw materials, as well as financing, necessary to begin or sustain development or production, and there can be no assurance that operators will be able to do so.

The failure of any of our principal properties to produce anticipated revenues on schedule or at all would have a material adverse effect on our asset carrying values or the other benefits we expect to realize from the acquisition of royalty interests, and potentially our business, results of operations, cash flows and financial condition.

Estimates of mineral reserves and other mineralized material by the operators of mines in which we have royalty interests are subject to significant revision.

There are numerous uncertainties inherent in estimating proven and probable mineral reserves and mineralized material, including many factors beyond our control and the control of the operators of properties in which we have royalty interests. Reserve estimates for our royalty interests are prepared by the operators. We do not participate in the preparation or verification of such reports and have not independently assessed or verified the accuracy of such information.

The estimation of reserves is a subjective process, and the accuracy of any such estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, metallurgical testing and production, and the evaluation of mine plans subsequent to the date of any estimate, may result in revisions to such estimates. The volume and grade of reserves actually recovered and rates of production actually achieved may be less than anticipated. Assumptions about gold prices used to calculate reserve estimates are subject to great uncertainty, and such prices have fluctuated widely in the past. Declines in the market price of gold, also may make recovery of ores previously included in reserves containing relatively lower grades uneconomic. Changes in operating costs and other factors including short‑term operating factors, the processing of new or different ore grades, geotechnical characteristics and metallurgical recovery, may materially and adversely affect reserves.

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Mineral resources as reported by some operators do not constitute reserves and do not have demonstrated economic viability. Due to the uncertainty of mineral resources, there can be no assurance that such resources will be upgraded to reserves as a result of continued exploration and study. It should not be assumed that any part or all of mineral resources on properties where we hold royalty interests will be converted into reserves.

Estimates of production by the operators of mines in which we have royalty interests are subject to change, and actual production may vary materially from such estimates.

Production estimates are prepared by the operators of the mining properties to which our royalty interests relate. There are numerous uncertainties inherent in estimating anticipated production attributable to our royalty interests, including many factors beyond our control and the control of the operators. The estimation of anticipated production is a subjective process and the accuracy of any such estimates is a function of the quality of available data, reliability of production history, variability in grade encountered, mechanical or other problems encountered, engineering and geological interpretation, and operator judgment. Results of drilling, metallurgical testing and production, changes in gold prices, and the evaluation of mine plans subsequent to the date of any estimate may cause actual production to vary materially from such estimates. Actual rates of production may be more or less than estimated by the operators, which may result in variances from expected revenue from period to period. We do not participate in the preparation or verification of production estimates by our operators and do not independently assess or verify the accuracy of such information.

If title to mining claims, concessions, licenses, leases or other forms of tenure is not properly maintained by the operators, or is successfully challenged by third parties, our royalty interests could be found to be invalid.

Our business is subject to the risk that operators of mining projects and holders of exploration or mining claims, tenements, concessions, licenses or other interests in land and minerals may lose their exploration or mining rights or have their rights to explore and mine properties contested by private parties or the government. Internationally, exploration and mining tenures are subject to loss for many reasons, including expiration, failure of the holder to meet specific legal qualifications, failure to establish a deposit capable of economic extraction, failure to pay maintenance fees or meet expenditure or work requirements, reduction in geographic extent upon passage of time or upon conversion from an exploration tenure to a mining tenure, failure of title, expropriation and similar risks. If title to exploration or mining tenures subject to our royalty interests has not been properly established or is not properly maintained, or is successfully contested, our royalty interests could be adversely affected.

Operations in foreign countries are subject to many risks, which could decrease our revenues.

Our activities and those of the operators of properties on which we hold royalty interests are subject to the risks normally associated with conducting business in foreign countries. These risks may impact or our operators, depending on the jurisdiction, and include such things as:

•	expropriation or nationalization of mining property;
•	seizure of mineral production;
•	exchange and currency controls and fluctuations;
•	restrictions on mineral production and price controls;
•	import and export regulations, including trade sanctions and restrictions on the export of gold;
•	changes in legislation and government policies, including changes related to taxation, government royalties, tariffs, imports, exports, duties, currency, foreign ownership, foreign trade, foreign investment and other forms of government take, including any such changes as may be made in response to United States laws or foreign policies;

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•	challenges to mining, processing and related permits and licenses, or to applications for permits and licenses, by or on behalf of regulatory authorities, indigenous populations, non‑governmental organizations or other third parties;
•	changes in economic, trade, diplomatic and other relationships between countries, and the effect on global and economic conditions, the stability of global financial markets, and the ability of key market participants to operate in certain financial markets;
•	high rates of inflation;
•	labor practices and disputes;
•	renegotiation, nullification or forced modification of existing contracts, licenses, permits, approvals, concessions or the like;
•	suspension of the enforcement of creditors’ rights and stockholders’ rights;

In addition, as our operators are organized outside of the United States. Our royalty interests may be subject to the application of foreign laws to our operators, and their stockholders, including laws relating to foreign ownership structures, corporate transactions, creditors’ rights, bankruptcy and liquidation. Foreign operations also could be adversely impacted by laws and policies of the United States affecting foreign trade, investment and taxation.

These risks may limit or disrupt operating mines or projects on which we hold royalty interests, restrict the movement of funds, or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation, and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

The mining industry is subject to environmental risks in the United States and in the foreign jurisdictions where mines subject to our interests are located.

Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations in the United States and abroad intended to ensure the protection of the environment are constantly changing and evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability, and potentially increased capital expenditures and operating costs. Furthermore, mining may be subject to significant environmental and other permitting requirements regarding the use of raw materials needed for operations, particularly water and power. Further, breach of a law may result in the imposition of fines and penalties or other adverse impacts on operators and their properties, which may be material. If an operator is forced to incur significant costs to comply with laws or becomes subject to related restrictions that limit its ability to continue or expand operations, or if an operator were to lose its right to use or access power, water or other raw materials necessary to operate a mine, or if the costs to comply with laws materially increased the capital or operating costs on the properties where we hold royalties, our revenues could be reduced, delayed or eliminated. These risks are also salient with regard to our development stage properties where permitting may not be complete and/or where new legislation and regulation could lead to delays, interruptions and significant unexpected cost burdens for mine operators.

The satisfaction of any liabilities would reduce funds otherwise available to us and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

In our audit report dated February 27, 2021, our auditor has expressed substantial doubt as to our ability to continue as a going concern.

As described in its audit report dated February 27, 2021 our auditor has expressed substantial doubt as to our ability to continue as a going concern. The reason being is that the Company has suffered recurring losses from operations and has not yet established a source of revenue to cover our operating costs which raises substantial doubt about our ability to continue as a going concern. It is possible that we may be unable to operate in the future without an opinion of going concern from our auditor. An investor may find the aforementioned opinion of a going concern unappealing and may not want to purchase shares of our common stock for this reason.

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Risks Related to Our Common Stock

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. In that event, trading would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. On account of these factors, a market in our common stock may never develop.

An investment in the Company is speculative.

The Company cannot assure that investors in the Company will realize any return on their investment or that they will not lose their entire investment in the Company. For this reason, each prospective subscriber for the shares of our common stock offered hereunder should carefully read this Prospectus and all Exhibits to this Prospectus. All such persons or entities should consult with an investment advisor prior to making an investment.

Financial projections are highly speculative.

Any financial projections included in this Prospectus and all other materials or documents supplied by us should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed therein and in this Prospectus. The financial projections have not been prepared based upon certified public accounting standards and have not been reviewed by an independent accountant. The assumptions and facts upon which such projections are based are subject to variations that may arise as future events actually occur. The financial projections included herein are based on assumptions made by us regarding future events. There is no assurance that actual events will correspond with these assumptions. Actual results for any period may or may not approximate such financial projections. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions. Neither we nor any other person or entity makes any representation or warranty as to the future profitability of an investment in our common stock.

The Company’s common stock lacks liquidity and marketability.

Once this Registration Statement is declared effective by the Securities and Exchange Commission (the “Commission”), the common stock being registered hereunder will be registered securities. However, there will be no immediate market for the common stock or any portion thereof, and investors cannot expect to be able to liquidate their investment. Furthermore, the Company cannot assure investors that a public trading market will develop for the Company’s common stock.

We are an emerging  company in the mining royalties space  with limited operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are an emerging  company with limited operating results to date. Our business is subject to the risks inherent in the establishment and development of a new business enterprise. Because the Company has not entered into any transactions as of the date of this Prospectus, we cannot provide prospective investors with the type of information that would be available from a company with a more substantial history of operations. We cannot assure investors that we will ever operate profitably.

We will be subject to the significant influence of our current stockholders after this Offering, and their interests may not always coincide with those of our other stockholders.

Sam Kwok, our sole officer and director, will beneficially own approximately 66% of our outstanding Common Stock following the completion of this Offering, if we sell all shares of common stock we are offering. As a result, Mr. Kwok will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Because the interests of Mr. Kwok may not always coincide with those of our other stockholders, such stockholder may influence or cause us to take actions with which our other stockholders disagree.

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This Registration Statement contains forward-looking statements that are based on our current expectations, estimates and projections but are not guarantees of future performance and are subject to risks and uncertainties.

This Registration Statement contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” and elsewhere in this Prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this Prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

We may not be able to obtain financing required to maintain and grow our business.

We will need additional funding to execute our business plan. However, there can be no assurance that the Company will be successful in obtaining such funding on acceptable terms or at all. Additional financing will increase risks of an investment in the Company. For example, outside debt financing will constrain the Company’s cash flow, and additional equity financing will dilute current investors, including investors who purchase shares in this Offering.

You will likely experience dilution of your ownership interests due to the future issuance of additional shares of our common stock.

We do not currently have sufficient funds to finance the growth of our business or to support our projected future capital expenditures. As a result, we will require additional funds from further financings, including equity financing transactions or sales of common or preferred stock, or other securities that are convertible into or exercisable for our common or preferred stock, to complete the funding of new mining projects, develop revenue-generating opportunities, and pay the general and administrative costs of our business. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under future equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common stock without common stockholder approval, subject only to the total number of authorized common stock set forth in our articles of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Any such future issuances of such additional shares of common stock or other securities may be at a price (have an exercise price) below the price you paid for your shares.

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The price of our common stock offered in the Offering has been arbitrarily established by our management.

The price of our common stock offered hereunder has been arbitrarily established by our management, considering such matters as the state of our business and the general condition of the industry in which we operate. The offering price bears no relationship to our assets, revenues, net worth, or any other objective criteria of value applicable to our company.

Sales of shares of our common stock by broker - dealers may not be permitted.

Our common stock is not presently included for trading over-the-counter or on any exchange, and there can be no assurances that our common stock will ultimately be quoted or listed on any quotation system or exchange. As a result, our common stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and may also affect the ability of stockholders to sell their shares in any secondary market.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when they desire.

Our election to not opt out of the extended accounting transition period under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, may make our financial statements difficult to compare to other companies.

Under the JOBS Act, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Financial Accounting Standards Board (“FASB”) or the U.S. Securities and Exchange Commission (the “SEC”). We have elected not to opt out of such extended transition period. This means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, are permitted to use any extended transition period for adoption that is provided in the new or revised accounting standard having different application dates for public and private companies. This may make the comparison of our financial statements with any other public company, which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible as possible different or revised standards may be used.

If we are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected. In addition, because of our status as an emerging growth company, you will not be able to depend on any attestation from our independent registered public accounting firm as to our internal control over financial reporting for the foreseeable future.

When we become a reporting company, the Sarbanes-Oxley Act requires, among other things, that we assess disclosure controls and procedures and internal control over financial reporting. In particular, as a public company, we will be required to perform system and process evaluations and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We will be required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of this offering. However, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. Accordingly, you will not be able to depend on any attestation concerning our internal control over financial reporting from our independent registered public accounting firm for the foreseeable future.

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We have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting evaluation, and disclose the results of such evaluation, until the filing of our second annual report.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on the effectiveness of our internal control over financial reporting for fiscal year end and disclose such report by management in our annual report. This assessment will need to include disclosure of any material weaknesses identified by management in our internal control over financial reporting.

However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” We could remain an “emerging growth company” for up to five years.

USE OF PROCEEDS

We will receive gross proceeds of up to $10,000,000 from the sale of common stock we are registering to sell at $1.00 per share, in an offering conducted by our officers and directors on a best efforts basis.

The net proceeds to us from the sale of the shares which we intend to offer to new investors, after the offering expenses detailed herein, would be a maximum of $9,940,000. We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions.

These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for payment of legal expenses and several specific projects, with the remainder used for general working capital for operations. We intend to use the proceeds in the following order of priority:

	Assumed Offering #1(1)(5)	Percent	Assumed Offering #2(2)(5)	Percent	Assumed Offering #3(3)(5)	Percent	Maximum Offering(4)(5)	Percent

Offering Expenses	$60,000	2.4%	$60,000	1.2%	$60,000	0.8%	$60,000	0.6%
Acquisition of Royalty Interests	$2,250,000	90%	$4,500,000	90%	$6,750,000	90%	$9,100,000	91%
Administrative Expenses	$75,000	3%	$160,000	3.2%	$210,000	2.8%	$210,000	2.1%
General Corporate Purposes	30,000	1.2%	$30,000	0.6%	$30,000	0.4%	$30,000	0.3%
Legal and Professional Fees	$85,000	3.4%	$250,000	5%	$450,000	6%	$600,000	6%

Total	$2,500,000		$5,000,000		$7,500,000		$10,000,000

___________

(1)	Assumes that we only raise $2,500,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $2,500,000.

(2)	Assumes that we only raise $5,000,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $5,000,000.

(3)	Assumes that we only raise $7,500,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $7,500,000.

(4)

Assumes that we raise the full amount of our Maximum Offering hereunder, or $10,000,000.  This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $10,000,000.

(5)

The Offering is being sold by our officers and directors, who will not receive any compensation for their efforts.  No sales fees or commissions will be paid to such officers or directors.  Shares may be sold by registered broker or dealers who are members of the NASD and who enter into a Participating Dealer Agreement with the Company.  Such brokers or dealers may receive commissions up to ten percent (10%) of the price of the Shares sold.

The above estimated amounts are only for initial working purposes since we do not know how much we will need to spend on these items. Even if we are able to sell the maximum shares, we do not know how long these funds will last, and we have no other specific plans for raising additional funds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

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DETERMINATION OF OFFERING PRICE

There is no established public market for the shares we are registering. Our management has established the price of $1.00 per share based upon their estimates of the market value of Global Gold Royalty, Inc. and the price at which potential investors might be willing to purchase the shares offered. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We are a private company and our common stock is not publicly-traded. We intend to have our common stock be quoted on the over-the-counter market through OTC Markets. If our securities are not quoted on OTC Markets, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The over-the-counter market differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC market, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Outstanding Common Stock

Our sole executive officer and director owns an aggregate of 20,000,000 shares, which is all of our outstanding securities.

Holders

As of November 30, 2020, there were 20,000,000 shares of our common stock outstanding held by one holder of record of our common stock. Of these shares, none are held by non-affiliates.

Dividends

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Recent Issuance of Unregistered Securities

On September 28, 2020, we issued 20,000,000 shares of our common stock to Sam Kwok, our sole officer and director. This stock issuance was done in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investor is an executive officer and director of our Company and is a sophisticated investor.

DILUTION

We are registering for sale to new investors up to 10,000,000 shares at $1.00 per share. The following table sets forth on a pro forma basis at September 30, 2020, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $1.00 per share).

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Existing Shareholders	20,000,000	66.6%	$20,000	0.2%	$0.001

New Investors	10,000,000	33.3%	$10,000,000	99.8%	$1.0

Total	30,000,000	100%	$10,020,000	100%	$0.334

The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. The dilution calculations we have set forth in this section reflect an offering price of $1.00 per share.

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As of September 30, 2020, we had a net tangible book value of $17,796 or $0.0009 per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 10,000,000 shares, the net tangible book value at that date would have been $9,957,796 or $0.3319 per share. This represents an immediate increase in net tangible book value of $0.331 per share to existing shareholders and an immediate dilution of $0.6681 per share to new investors.

The following table illustrates such per share dilution:

Proposed public offering price (per share)		$1.00
Net tangible book value per share (September 30, 2020)	$0.0009
Increase in net tangible book value per share attributable to proceeds from the maximum offering	$0.331
Pro forma net tangible book value per share after the offering		$0.3319

Dilution to new investors		0.6681

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PLAN OF DISTRIBUTION

We, through our officers and directors, intend to offer up to 10,000,000 shares at a price of $1.00 per share to potential investors. We have not at this point engaged any broker/dealers licensed by The Financial Industry Regulatory Authority for the sale of these shares and presently have no intention to do so. If we engaged any broker/dealers, they may be acting as underwriters for the offering of these shares.

Our officers and directors intend to seek to sell the common stock to be sold by us in this offering by contacting persons with whom they have had prior contact who have expressed interest in us, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective.

We will pay all expenses in connection with the registration and sale of the common stock in this Offering. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	$1,000
Transfer Agent Fees	10,000
Legal Fees	40,000
Accounting and Audit Fees	9,000
Total	$60,000

Terms of the Offering

This Offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 180 days. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the registration statement of which this Prospectus is part, and (iii) 180 days of the effective date of this registration statement. We will not accept any money under this Offering until this registration statement is declared effective by the SEC.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 180,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of preferred stock, $0.001 par value. As of November 30, 2020, there are 20,000,000 shares of our common stock issued and outstanding, held by one shareholder of record. There are no shares of our preferred stock outstanding as of the date of this filing.

Common Stock. We are authorized to issue 180,000,000 shares of common stock, $0.001 par value. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We are authorized to issue 20,000,000 shares of preferred stock, $0.001 par value. We have not issued, nor established any series for, any of our preferred stock. Our preferred stock is “blank check preferred” whereby our Board of Directors may create a series of preferred stock and set the rights and preferences of such preferred stock, without further shareholder approval. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

NEVADA ANTI-TAKEOVER LAWS

A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The effect of the control share law is that it will be more difficult to effect changes to management and the board which may not be in the best interests of stockholders. Such law may have the effect of discouraging potential takeovers of the corporation.

At present, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to an acquisition of our shares and will not until such time as these requirements have been met.

Nevada also has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of a company from doing so if it cannot obtain the approval of its board of directors.

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DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated in the State of Nevada on August 23, 2019 under the name Newton Tech Inc. as the initial incorporator arbitrarily named it. At the outset, a product distribution business was planned and the company name was changed to Branded Products Inc. However, after a few unsuccessful attempts to procure exclusive product distribution rights, the business focus was changed to pursue opportunities in the mining royalty business and on November 17, 2020 we changed the name of the Company to Global Gold Royalty Inc.

Business Overview

We are a developing mining royalty company with a focus in gold royalty. We believe royalty investments are attractive for the holders of those interests because they provide

•‘Equity-like’ upside: the royalty holder is typically entitled to a percentage of revenue, and able to benefit from upturns in gold prices and from the growth of the mining company without having to provide any additional capital outlay other than the initial up-front payment. Equally, the royalty holder shares many of the benefits of equity without having to take a hands-on role in the management of the company.

• Insulation from extraction costs: depending on the type of royalty negotiated, a royalty holder can usually insulate itself from escalating extraction costs. Because its return is often based solely on revenue it is less concerned in the case that the costs of extraction increase over time. This can have the effect of simplifying investment decisions.

• More mineralization at zero cost: typical royalty contracts usually cover the entire life of mine for specified payments. In the event that more mineralization is discovered on further exploration, royalty holders normally share in such gain with no additional costs.

Commonly Used Terms in Royalty Business

Gross smelter return (GSR) royalty: A defined percentage of the gross revenue from a resource extraction operation, less, if applicable, certain contract‑defined costs paid by or charged to the operator.

Net smelter return (NSR) royalty: A defined percentage of the gross revenue from a resource extraction operation less a proportionate share of incidental transportation, insurance, refining and smelting costs.

Net value royalty (NVR): A defined percentage of the gross revenue from a resource extraction operation less certain contract‑defined costs.

Cut-Off grade: The minimum grade required in order for a mineral or metal to be economically mined (or processed). Mineral found to be above this grade is considered to be ore, while mineral below this grade is considered to be waste.

Mineralized material: That part of a mineral system that has potential economic significance, but is not included in the proven and probable reserve estimates until further drilling and metallurgical work is completed, and until other economic and technical feasibility factors based on such work have been resolved.

Probable reserves: Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

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Proven reserves: Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, grade and/or quality are computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well established.

Payable metal: Ounces or pounds of metal in concentrate after deduction of a percentage of metal in concentrate by a third‑party smelter pursuant to smelting contracts.

Reserve: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Resource: A concentration or occurrence of mineral of intrinsic economic interest in or on the earth’s crust in such form, quality and quantity that there are reasonable prospects for eventual economic extraction.

Royalty: The right to receive a percentage or other denomination of mineral production from a mining operation.

Ton: A unit of weight equal to 2,000 pounds or 907.2 kilograms.

Tonne: A unit of weight equal to 2,204.6 pounds or 1,000 kilograms.

Competition

The precious metal royalty business is highly competitive. We compete with other royalty companies and mine operators in efforts to acquire existing royalty interests, and with lenders, investors, and royalty companies to provide financing to operators of mining properties in our efforts to create new royalty interests. Our competitors may be larger than we are and may have greater resources and access to capital than we have. However, we believe our geographical focus and niche market strategy would afford us competitive edge over rivals. Key competitive factors in the royalty acquisition and financing business include the ability to identify and evaluate potential opportunities, transaction structure and consideration, and access to capital.

Regulation

Operators of mines that could be the subject of our royalty interests must comply with numerous environmental, mine safety, land use, waste disposal, remediation and public health laws and regulations promulgated by federal, state, provincial and local governments around the world. Although we, as a royalty interest owner, are not responsible for ensuring compliance with these laws and regulations, failure by the operators to comply with applicable laws, regulations and permits can result in injunctive action, orders to suspend or cease operations, damages, and civil and criminal penalties on the operators, which could have a material adverse effect on our results of operations and financial condition.

Employees

We have one full-time employee, its sole officer and director who handles the Company’s day-to-day operations. He expects to devote 160 to 240 hours per month on the Company on a year round basis. In addition to the management and administrative functions of the Company, he is responsible for capital raising and investor relationships. From time to time, the Company uses several contractors and contract services for project evaluations as well as administrative functions such as legal, clerical, and bookkeeping.

22

Property

We do not own or operate the properties on which we look to create royalty interests.

ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated in the State of Nevada on August 23, 2019 under the name Newton Tech Inc. as the initial incorporator arbitrarily named it. At the outset, a product distribution business was planned and the company name was changed to Branded Products Inc. However, after a few unsuccessful attempts to procure exclusive product distribution rights, the business focus was changed to pursue opportunities in the mining royalty business and on November 17, 2020 we changed the name of the Company to Global Gold Royalty Inc.

Available Information

Our company website at www.globalgoldroyalty.com is expected to come online in the near future where corporate information will be posted.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by McMurdo Law Group, LLC of 1185 Avenue of the Americas 3rd Floor, New York, New York 10036.

The financial statements included in this prospectus and the registration statement have been audited by Michael Gillespie & Associates, PLLC certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF PROPERTY

Our executive offices are located in Las Vegas, Nevada, at 304 S. Jones Blvd., Ste. 513, Las Vegas Nevada 89107.

LEGAL PROCEEDINGS

No officer, director, promoter or significant employee of ours is or has been involved in legal proceedings that would be material to an evaluation of our management. From time to time in the ordinary course of business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers’ compensation claims, tort claims, or contractual disputes. We are not currently involved in any material legal proceedings, directly or indirectly, and we are not aware of any claims pending or threatened against us or any of the directors that could result in the commencement of legal proceedings.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

Our Management’s Discussion and Analysis or Plan of Operation contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new mining royalty opportunities; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant contract rights; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the success of our mining projects; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We plan to fund gold mining projects in exchange for royalty interests. We will not conduct mining operations on the properties in which we hold royalty interests and we will not be required to contribute to capital costs, exploration costs, environmental costs or other operating costs on those properties. We focus on projects that are in production or about to start production and exploration stage properties that we believe hold significant resource potential. In addition, we plan to develop international operations as our research indicates that promising opportunities exist in jurisdictions other than in the U.S. or broadly speaking, in North America where most industry participants focus on

Corporate Overview

The Company was incorporated in the State of Nevada on August 23, 2019 under the name Newton Tech Inc. as the initial incorporator arbitrarily named it. At the outset, a product distribution business was planned and the company name was changed to Branded Products Inc. However, after a few unsuccessful attempts to procure exclusive product distribution rights, the business focus was changed to pursue opportunities in the mining royalty business and on November 17, 2020 we changed the name of the Company to Global Gold Royalty Inc.

Our executive offices are located in Las Vegas, Nevada, at 302 S. Jones Blvd., Suite 513, Las Vegas Nevada 89107.

This discussion and analysis should be read in conjunction with our financial statements included as part of this Registration Statement.

24

Going Concern

We have experienced zero revenues since inception and net losses for the year ended December 31, 2019. As of December 31, 2019, we had a working capital of $0. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared assuming that we will continue to operate as a going concern, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our future is highly dependent on our ability to maintain consistently profitable operations.

We plan to try and secure royalty rights in mining properties, but will not recognize any revenue unless we are successful in acquiring those rights, and the underlying mining property operators are successful at generating revenue from their mining efforts, which may not occur. Since we have not established any sources of revenue to cover our operating costs, we plan to continue to fund our losses through continued issuance of our common stock and receiving proceeds from our primary shareholder. See further discussion on our liquidity below.

Results of Operations for Nine Months ended September 30, 2020 compared to August 23, 2019 (inception) through September 30, 2019

Liquidity and Capital Resources

As of September 30, 2020 and December 31, 2019, we had cash and cash equivalents in the amount of $22,832 and $0, respectively.

At present, we have not generated enough revenue resulting in available cash to cover operating expenses for any substantive period of time. As of the date of this Registration Statement, our available cash balance is approximately $20,000. We believe that this sum of cash will not provide us enough means to operate for any substantive period of time.

Our sole director has been continuously loaning funds to the Company when needed. However, there is no firm commitment in place that he will continue to lend us funds and therefore we are constantly seeking other means of funding which may include borrowing from various parties and sale of our securities.

Loans

The total due to Sam Kwok, our Chief Executive Officer, as of September 30, 2020 was $5,036 and is unsecured, due on demand and non-interest bearing. As of the date of this prospectus, the Company owed our director $21,400 in debt.

Revenues

For the nine months ended September 30, 2020, we generated revenues in the amount of $0.

Net Loss

We recorded a net loss of $650 for the three months ended September 30, 2020. We recorded a net loss of $650 for the nine months ended September 30, 2020. As of September 30, 2020, we had an accumulated deficit of $2,204.

25

Cash flow

For the nine months ended September 30, 2020, we had negative cash flows from operations in the amount of $650.

For the nine months ended September 30, 2020, we had cash flows from financing activities in the amount of $23,482, which were a result of proceeds from/ due to a related party.

Future Outlook

As mentioned throughout, we currently do not have a cash balance that is sufficient to fund our operations for any substantive period of time and our revenues are also insufficient to cover our operating costs for any substantive period of time. We rely upon and will continue to rely upon our sole officer and director for funding until we can obtain financing on terms that we deem appropriate.

For the next twelve months we intend to continue to further develop our current business plan which is to evaluate and to negotiate mining royalty projects, to procure financings to fund those projects and to generate initial revenues.

Results of Operations for the Period from August 23, 2019 (inception) through December 31, 2019

Revenues

From inception (August 23, 2019) to December 31, 2019, we generated revenues in the amount of $0.

Net Loss

We recorded a net loss of $1,554 from inception through December 31, 2019. As of December 31, 2019, we had an accumulated deficit of $1,554.

Cash flow

From inception (August 23, 2019) to December 31, 2019, we had negative cash flows from operations in the amount of $1,554.

26

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no information required to be disclosed under this Item.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate changes in United States of America and commodity prices. We do not engage in financial transactions for trading or speculative purposes.

27

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Company is managed by an individual who has experience in the precious metal mining industry.

The following table sets forth information with respect to our officers, directors and key employees as of the date of this Prospectus. The names, ages and positions of each of the executive officers and directors of the Company, as well as a description of their business experience and past employment are as set forth below:

Name	Age	Position
Sam Kwok	56	President, Secretary, Treasurer and Director

Sam Kwok. Mr. Kwok has served as President, Secretary, Treasurer and Director of the Company since establishing it on August 23, 2019. Prior to founding the Company, he has been the managing partner of Precious Resources, a consulting firm that specialized in providing financial solutions to developing precious metal mining companies since June 2015. In that role, he has been consulting with mining companies on various ways to fund their projects. Precious Resources is not a parent, subsidiary or in any way affiliated with the Company. He has had over thirty years of combined experience in the fields of finance, accounting and investment.

He has not held any directorship of any public companies or investment companies registered under the Investment Company Act of 1940 at any time during the past five years.

Mr. Kwok holds a degree in economics from the London School of Economics in the UK. He was a U.S. Certified Public Accountant. He also earned the Chartered Alternative Investment Analyst designation in 2006 and he was on the final level of the Chartered Financial Analyst Program.

Family Relationships

There are no familial relationships between any of our officers and directors.

Historical Compensation of Directors

Other than as set forth herein, no compensation has been paid to our director, although they may be reimbursed for any pre-approved out-of-pocket expenses.

Term of Office

Directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

Board Meetings and Committees

During the 2019, the Board of Directors met on a regular basis and took written action on numerous other occasions. The written actions were by unanimous consent.

Code of Ethics

The Company adopted a Code of Business Conduct and Ethics that specifically addresses, among other things, potential conflicts of interest among employees, officers and directors. A copy of the Code of Business Conduct and Ethics will be provided to any person, without charge, upon written request sent to us. A copy shall also be posted on our website.

28

Audit Committee

We do not currently have an audit committee.

Compensation Committee

We do not currently have a compensation committee.

Director Independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

29

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the period from January 1, 2020 to November 30, 2020 and from August 31, 2019 (inception) through December 31, 2019. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the estimated fair value of stock options granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)	Total ($)
Sam Kwok(1) President, Secretary, Treasurer and Director	2020 2019	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(1)	Mr. Kwok was appointed to his positions on August 23, 2019 at the inception of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Sam Kwok (1)	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

(1)	Mr. Kwok was appointed to his positions on August 23, 2019 at the inception of the Company.

We do not currently have written employment agreements with our executive officers, and did not pay compensation to our executive officers in 2020 or 2019.

30

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors

We have not compensated our director for his service on the Board of Directors since inception. In the future the Board intends to award compensation to its members by examining what is comparable compensation at other companies in the same industry and at the same stage of development as that of the Company, and choosing a level of compensation which is at or near the median level of compensation paid by other companies, taking into account a desire to award compensation which creates incentive for retention and performance of the members.

31

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of November 30, 2020, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name	Amount of Beneficial Ownership	Percent of Common Stock Before Offering(1)	Percent of Common Stock After Offering(2)

Sam Kwok (3)(4)	20,000,000	100%	66.6%

All Officers and Directors as a Group (1 Person)	20,000,000	100%	66.6%

(1) Unless otherwise indicated, based on 20,000,000 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person. Our executive officers and directors own an aggregate of 20,000,000 shares.

(2) Based on a total of 30,000,000 shares of common stock outstanding after the Offering, assuming the Maximum Offering is sold. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(3) Indicates one of our officers or directors.

(4) Unless indicated otherwise, the address of the shareholder is Global Gold Royalty, Inc., 304 S. Jones Blvd., Ste. 513, Las Vegas Nevada 89107.

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 28, 2020, we issued 20,000,000 shares of our common stock to Sam Kwok, our sole officer and director. This stock issuance was done in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investor is our sold officer and director and is a sophisticated investor.

As of the date of this Prospectus, our sole shareholder has loaned the Company an aggregate amount of $21,400, which is the total outstanding and the maximum amount owed. The loans were provided with no interest charged.

32

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the sale by us of 10,000,000 shares of our common stock, representing 33.3% of our outstanding common stock as of November 30, 2020, if all shares are sold, for sale to investors at a price of $1.00 per share. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our common stock, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon effectiveness of this registration statement, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above.

33

FINANCIAL STATEMENTS

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets of Global Gold Royalty, Inc. as of December 31, 2020	F-3
Consolidated Statements of Operations of Global Gold Royalty, Inc. for the year ended December 31, 2020	F-4
Consolidated Statements of Cash Flows of Global Gold Royalty, Inc. for the year ended December 31, 2020	F-5
Consolidated Statements of Stockholders’ Deficit of Global Gold Royalty, Inc. for the year ended December 31, 2020	F-6
Notes to Consolidated Financial Statements	F-7

Consolidated Balance Sheets of Global Gold Royalty, Inc. as of September 30, 2020 (Unaudited) and September 30, 2019	F-12
Consolidated Statements of Operations of Global Gold Royalty, Inc. for the Nine Months Ended September 30, 2020 and from inception (August 23, 2019) through September 30, 2019 (Unaudited)	F-13
Consolidated Statements of Cash Flows of Global Gold Royalty, Inc. for the Nine Months Ended September 30, 2020 and from inception (August 23, 2019) through September 30, 2019 (Unaudited)	F-14
Consolidated Statements of Stockholders’ Deficit of Global Gold Royalty, Inc. for the Nine Months Ended September 30, 2020 and from inception (August 23, 2019) through September 30, 2020	F-15
Notes to Condensed Consolidated Financial Statements	F-16

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Global Gold Royalty, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Global Gold Royalty, Inc. as of December 31, 2020 and from August 23, 2019 (inception) through December 31, 2019 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the year ended December 31, 2020 and from the period from August 23, 2019 (inception) through December 31, 2019. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from August 23, 2019 (inception) through December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

As described further in Note #3 to the financial statements, the Company has incurred losses each year from inception through December 31, 2020 and 2019 and expects to incur additional losses in the future.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s future cash flows and the risk of bias in management’s judgments and assumptions in estimating these cash flows.

 Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

• We reviewed the Company’s working capital and liquidity ratios and forecasted revenue, operating expenses, and uses and sources of cash used in management’s assessment of whether the Company has sufficient liquidity to fund operations for at least one year from the financial statement issuance date. This testing included inquiries with management, comparison of prior period forecasts to actual results, consideration of positive and negative evidence impacting management’s forecasts, the Company’s financing arrangements in place as of the report date, market and industry factors and consideration of the Company’s relationships with its financing partners.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2020.

Seattle, Washington

February 27, 2021

F-2

GLOBAL GOLD ROYALTY INC
(FORMERLY BRANDED PRODUCTS INC)
BALANCE SHEETS
(AUDITED)

	December 31, 2020	December 31, 2019

ASSETS

CURRENT ASSETS
Cash	$3,034	-

	$-	-

TOTAL CURRENT ASSETS	3,034	-

NON CURRENT ASSETS
Royalty Interests	$-	-

TOTAL ASSETS	$3,034	-

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Loan Payable - Due to Director	$9,500	1,554

TOTAL LIABILITIES	$9,500	1,554

STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value;
December 31, 2019
Common Stock Issued 20.000,000 ; $0.001 par value;	20,000
Common Stock Subscribed 20,000 ; $0.001 par value		20,000
Stock Subscription Receivable		(20,000)

Accumulated Deficit	(26,466)	(1,554)

Total Stockholders' Equity	$(6,466)	(1,554)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,034	-

The accompanying notes are an integral part of these financial statements

F-3

GLOBAL GOLD ROYALTY INC
(FORMERLY BRANDED PRODUCTS INC)
STATEMENTS OF OPERATIONS
For The Years Ended December 31
(AUDITED)

		From Inception
		(August 23, 2019) to
	December 31, 2020	December 31, 2019
REVENUES (Note 4)

Royalty Proceeds	$-	-
Total	-	-

Operating Expenses:
General and administrative	$2,162	1,554
Legal and Professional Fees	$22,750	-

Total Expenses	24,912	1,554

Income Before Income Tax	$(24,912)	(1,554)

Provision for Income Tax	-	-

Net Income for Period	(24,912)	(1,554)

Weighted average number of shares outstanding:	5,205,479	-

Net loss per share - basic and fully diluted	$-	-

The accompanying notes are an integral part of these financial statements

F-4

GLOBAL GOLD ROYALTY INC
(FORMERLY BRANDED PRODUCTS INC)
STATEMENTS OF CASH FLOWS
For the Years Ended December 31
(AUDITED)

		From inception
		(August 23, 2019) to
	December 31, 2020	December 31, 2019

Operating activities:

Net Income	$(24,912)	(1,554)
Adjustment to reconcile net loss to net cash provided by operations:	-	-

Changes in assets and liabilities:
Provision for Income Tax	-	-
Net cash provided by operating activities	(24,912)	(1,554)

Financing activities:

Proceeds from issuance of common stock	20,000	-
Due to related party	7,946	1,554

Net cash provided by financing activities	27,946	1,554

Investing activities:
Acquisition of Royalty Interests	-	-

Net cash provided by investing activities	-	-

Net increase in cash	-	-

Cash, beginning of period	-	-

Cash, end of period	$3,034	-

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	$-	-
Interest	$-	-

The accompanying notes are an integral part of these financial statements

F-5

GLOBAL GOLD ROYALTY INC
(FORMERLY BRANDED PRODUCTS INC)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the Years Ended December 31, 2019 and 2020
(AUDITED)

	Common Stock		Additional		Total
	Number of		Paid in	Retained	Shareholders'
	Shares	Par Value	Capital	Earnings	Equity

Balance, August 23, 2019 (Inception)	-	$-	$-	$-	$-

Common Shares subscribed:
for cash on December 30, 2019	20,000,000	20,000	-

Net gain (loss)	-	-	-	(1,554)	(1,554)
Balance, December 31, 2019	20,000,000	$20,000	$-	$(1,554)	$(1,554)
Common Shares Issued:	20,000,000	20,000		(1,554)	18,446

Net gain (loss)	-	-	-	(24,912)	(24,912)
Balance, December 31, 2020	20,000,000	$20,000	$-	$(26,466)	$(6,466)

The accompanying notes are an integral part of these financial statements

F-6

Global Gold Royalty Inc.

(Formerly Branded Products Inc.)

Notes to the Financial Statements

December 31, 2020

(Audited)

Note 1: Organization and Basis of Presentation

Global Gold Royalty Inc. (the “Company”) was established under the laws of the State of Nevada on August 23, 2019. The Company is engaged in the business of generating and acquiring gold royalty interests. We seek to acquire existing royalty interests or to finance projects that are in production, exploration or development stage in exchange for royalty interests. Royalties are non-operating interests in mining projects that provide the right to revenue from the project after deducting specified costs.

The financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

Note 2: Summary of Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Royalty Interests in Mineral Properties and Related Depletion

Royalty interests include acquired royalty interests in production, development and exploration stage properties. The costs of acquired royalty interests are capitalized as tangible assets as such interests do not meet the definition of a financial asset under the ASC guidance. Production stage royalty interests are depleted using the units of production method over the life of the mineral property (as royalty payments are recognized), which are estimated using proven and probable reserves as provided by the operator. Development stage mineral properties, which are not yet in production, are not depleted until the property begins production. Exploration stage mineral properties, where there are no proven and probable reserves, are not depleted. At such time as the associated exploration stage mineral interests are converted to proven and probable reserves, the mineral property is depleted over its life, using proven and probable reserves.

F-7

Global Gold Royalty Inc.

(Formerly Branded Products Inc.)

Notes to the Financial Statements

December 31, 2020

(Audited)

Asset Impairment

We evaluate long‑lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts of an asset or group of assets may not be recoverable. The recoverability of the carrying value of royalty interests in production and development stage properties is evaluated based upon estimated future undiscounted net cash flows from each royalty interest using estimates of proven and probable reserves and other relevant information received from the operators. We evaluate the recoverability of the carrying value of royalty interests in exploration stage properties in the event of significant decreases in the price of gold and whenever new information regarding the properties is obtained from the operator indicating that production will not likely occur or may be reduced in the future, thus potentially affecting the future recoverability of our royalty interests. Impairments in the carrying value of each property are measured and recorded to the extent that the carrying value in each property exceeds its estimated fair value, which is generally calculated using estimated future discounted cash flows. Estimates of gold price, and operators’ estimates of proven and probable reserves or mineralized material related to our royalty properties are subject to certain risks and uncertainties which may affect the recoverability of our investment in these royalty interests in properties. It is possible that changes could occur to these estimates, which could adversely affect the net cash flows expected to be generated from these royalty interests.

Revenue Recognition

Revenue is recognized pursuant to current guidance in ASC 606 – Revenue from Contracts with Customers (“ASC 606”). Under current ASC 606 guidance, a performance obligation is a promise in a contract to transfer control of a distinct good or service (or integrated package of goods and/or services) to a customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, a performance obligation is satisfied. In accordance with this guidance, revenue attributable to our royalty interests is generally recognized at the point in time that control of the related gold production transfers to our customers. The amount of revenue we recognize further reflects the consideration to which we are entitled under the respective royalty agreement. A more detailed summary of revenue recognition policies for our royalty interests is discussed in Note 4.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-8

Global Gold Royalty Inc.

(Formerly Branded Products Inc.)

Notes to the Financial Statements

December 31, 2020

(Audited)

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 3: Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative operating losses since inception. As of December 31, 2020, the Company has limited financial resources with which to achieve its objectives and attain profitability and positive cash flows from operations. As shown in the accompanying balance sheets and statements of operations, the Company has an accumulated deficit of $26,466.

Achievement of the Company’s objectives will depend on its ability to obtain additional financing, to generate revenue from current and planned business operations, and to effectively control operating and capital costs.

The Company plans to fund its future operations by potential sales of its common stock or by borrowing. However, there is no assurance that the Company will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists.

F-9

Global Gold Royalty Inc.

(Formerly Branded Products Inc.)

Notes to the Financial Statements

December 31, 2020

(Audited)

Note 4: Revenue Recognition

Under U.S. GAAP, a performance obligation is a promise in a contract to transfer control of a distinct good or service (or integrated package of goods and/or services) to a customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, a performance obligation is satisfied. In accordance with this guidance, revenue attributable to our royalty interests is generally recognized at the point in time that control of the related metal production transfers to our customers. The amount of revenue we recognize further reflects the consideration to which we are entitled under the respective royalty agreement. A more detailed summary of revenue recognition policies for our royalty interests is discussed below.

Royalty Interests

Royalties are non-operating interests in mining projects that provide the right to a percentage of revenue from the project after deducting specified costs. We are entitled to payment for our royalty interest in a mining project based on a contractually specified commodity price (for example, a monthly or quarterly average spot price) for the period in which metal production occurred. As a royalty holder, we act as a passive entity in the production and operations of the mining project, and the third-party operator of the mining project is responsible for all mining activities, including subsequent marketing and delivery of all metal production to their ultimate customer. In all of our material royalty interest arrangements, we have concluded that we transfer control of our interest in the metal production to the operator at the point at which production occurs, and thus, the operator is our customer. We have further determined that the transfer of each unit of metal production, comprising our royalty interest, to the operator represents a separate performance obligation under the contract, and each performance obligation is satisfied at the point in time of metal production by the operator. Accordingly, we recognize revenue attributable to our royalty interests in the period in which metal production occurs at the specified commodity price per the agreement, net of any contractually allowable offsite treatment, refining, transportation and, if applicable, mining costs.

Note 5: Legal Matters

The Company has no legal issues pending.

Note 6: Debt

The Company owed our shareholder a total of $9,500 in loans.

Note 7: Capital Stock

On September 28, 2020 the Company issued 20,000,000 shares of common stock for a purchase price of $0.001 per share to our sole shareholder on receiving aggregate proceeds of $20,000.

On November 17, 2020 the Company increased its authorized capital to 200,000,000 shares with a par value of $0.001 per share, of which, 180,000,000 shares are designated as common shares and 20,000,000 shares are designated as preferred shares.

F-10

Global Gold Royalty Inc.

(Formerly Branded Products Inc.)

Notes to the Financial Statements

December 31, 2020

(Audited)

The preferred shares may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

As of December 31, 2020 there were no outstanding stock options or warrants.

Note 8: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.  ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 9: Related Party Transactions

The Company owed our sole shareholder and director a total of $9,500 as at December, 31, 2020.

Note 10: Subsequent Events

Loan from shareholder

On January 19, 2021, our sole shareholder further provided the Company with a loan in the amount of $10,000, bringing the total owed to $19,500.

As of Feb 27, 2021, all events subsequent to last financial statements date of December 31, 2020 are reviewed and disclosed.

F-11

Global Gold Royalty Inc
(Formerly Branded Products Inc)
BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS

Cash	$22,832	$-

TOTAL CURRENT ASSETS	22,832

NON CURRENT ASSETS
Royalty Interests	$-	$-

TOTAL NON CURRENT ASSETS		-

TOTAL ASSETS	$22,832	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Loan Payable - Due to Director	$5,036	$1,554
Income Tax Payable	0	0

TOTAL LIABILITIES	$5,036	$1,554

STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value;
20,000,000 shares issued and outstanding	20,000
Common Stock Subscribed as at December 31, 2019		20,000
Stock Subscription Receivable		(20,000)
Accumulated Profit (Loss)	(2,204)	(1,554)

Total Stockholders' Equity	$17,796	$(1,554)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,832	$-

The accompanying notes are an integral part of these financial statements

F-12

Global Gold Royalty Inc
(Formerly Branded Poducts Inc)
STATEMENTS OF OPERATIONS
(Unaudited)

	For Nine Months Ended	From inception
		(Aug 23,2019) to
	September 30, 2020	September 30, 2019

REVENUES

Royalty Proceeds	$-	-
Total	-	-

Operating Expenses:

General and administrative	$650	825

Total	650	825

Income Before Income Tax	$(650)	(825)

Provision for Income Tax	-	-

Net Income for Period	(650)	(825)

Net gain (loss) per share:
Basic and diluted	$(0.0030)	-

Weighted average number of shares outstanding:

Basic and diluted	219,780	-

The accompanying notes are an integral part of these financial statements

F-13

Global Gold Royalty Inc
(Formerly Branded Products Inc)
STATEMENTS OF CASH FLOWS
(Unaudited)

		From inception
	For nine Months Ended	(August 23, 2019) to
	September 30, 2020	September 30, 2019

Operating activities:

Net Income	$(650)	$(825)
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Accumulated Depreciation	-	-
Provision for Income Tax	-	-
Net cash provided by operating activities	(650)	(825)

Financing activities:

Proceeds from issuance of common stock	20,000	-
Repayment of loan	(1,518)	-
Shareholder loan	5,000	825

Net cash provided by financing activities	23,482	825

Investing activities:
Acquisition of Royalty Properties	-	-

Net cash provided by investing activities	-	-

Net increase in cash	22,832	-

Cash, beginning of period	-	-

Cash, end of period	$22,832	$-

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-14

Global Gold Royalty Inc

(Formerly Branded Products Inc)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

For the nine months ended September 30, 2020

(UNAUDITED)

	Common Stock				Total
	Number of		Additional	Retained	Shareholders'
	Shares	Par Value	Paid in Capital	Earnings	Equity

Balances at December 31, 2019		$-	$-	$(1,554)	$(1,554)

Common Stock Issued at September 28,2020	20,000,000	$20,000			$20,000

Net Income		-	-	(650)	(650)

Cumulative Effect Adjustment	-
Balances at September 30, 2020	20,000,000	$20,000	$-	$(2,204)	$17,796

 For the three months ended  September 30, 2020

(UNAUDITED)

	Common Stock				Total
	Number of		Additional	Retained	Shareholders'
	Shares	Par Value	Paid in Capital	Earnings	Equity

Balances at June 30, 2020		$-	$-	$(1,554)	$(1,554)

Common Stock Issued at September 28,2020	20,000,000	$20,000			$20,000

Net Income		-	-	(650)	(650)

Cumulative Effect Adjustment	-
Balances at September 30, 2020	20,000,000	$20,000	$-	$(2,204)	$17,796

The accompanying notes are an integral part of these financial statements

F-15

Global Gold Royalty Inc.

(Formerly Branded Products Inc.)

Notes to the Financial Statements

September 30, 2020

(Unaudited)

Note 1: Organization and Basis of Presentation

Global Gold Royalty Inc. (the “Company”) was established under the laws of the State of Nevada on August 23, 2019. The Company is engaged in the business of generating and acquiring gold royalty interests. We seek to acquire existing royalty interests or to finance projects that are in production, exploration or development stage in exchange for royalty interests. Royalties are non-operating interests in mining projects that provide the right to revenue from the project after deducting specified costs.

The financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

Note 2: Summary of Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Royalty Interests in Mineral Properties and Related Depletion

Royalty interests include acquired royalty interests in production, development and exploration stage properties. The costs of acquired royalty interests are capitalized as tangible assets as such interests do not meet the definition of a financial asset under the ASC guidance. Production stage royalty interests are depleted using the units of production method over the life of the mineral property (as royalty payments are recognized), which are estimated using proven and probable reserves as provided by the operator. Development stage mineral properties, which are not yet in production, are not depleted until the property begins production. Exploration stage mineral properties, where there are no proven and probable reserves, are not depleted. At such time as the associated exploration stage mineral interests are converted to proven and probable reserves, the mineral property is depleted over its life, using proven and probable reserves.

Asset Impairment

We evaluate long‑lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts of an asset or group of assets may not be recoverable. The recoverability of the carrying value of royalty interests in production and development stage properties is evaluated based upon estimated future undiscounted net cash flows from each royalty interest using estimates of proven and probable reserves and other relevant information received from the operators. We evaluate the recoverability of the carrying value of royalty interests in exploration stage properties in the event of significant decreases in the price of gold and whenever new information regarding the properties is obtained from the operator indicating that production will not likely occur or may be reduced in the future, thus potentially affecting the future recoverability of our royalty interests. Impairments in the carrying value of each property are measured and recorded to the extent that the carrying value in each property exceeds its estimated fair value, which is generally calculated using estimated future discounted cash flows. Estimates of gold price, and operators’ estimates of proven and probable reserves or mineralized material related to our royalty properties are subject to certain risks and uncertainties which may affect the recoverability of our investment in these royalty interests in properties. It is possible that changes could occur to these estimates, which could adversely affect the net cash flows expected to be generated from these royalty interests.

F-16

Revenue Recognition

Revenue is recognized pursuant to current guidance in ASC 606 - Revenue from Contracts with Customers (“ASC 606”). Under current ASC 606 guidance, a performance obligation is a promise in a contract to transfer control of a distinct good or service (or integrated package of goods and/or services) to a customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, a performance obligation is satisfied. In accordance with this guidance, revenue attributable to our royalty interests is generally recognized at the point in time that control of the related gold production transfers to our customers. The amount of revenue we recognize further reflects the consideration to which we are entitled under the respective royalty agreement. A more detailed summary of revenue recognition policies for our royalty interests is discussed in Note 4.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-17

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 3: Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative operating losses since inception. As of September 30, 2020, the Company has limited financial resources with which to achieve its objectives and attain profitability and positive cash flows from operations. As shown in the accompanying balance sheets and statements of operations, the Company has an accumulated deficit of $2,204.

Achievement of the Company’s objectives will depend on its ability to obtain additional financing, to generate revenue from current and planned business operations, and to effectively control operating and capital costs.

The Company plans to fund its future operations by potential sales of its common stock or by borrowing. However, there is no assurance that the Company will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists.

Note 4: Revenue Recognition

Under U.S. GAAP, a performance obligation is a promise in a contract to transfer control of a distinct good or service (or integrated package of goods and/or services) to a customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, a performance obligation is satisfied. In accordance with this guidance, revenue attributable to our royalty interests is generally recognized at the point in time that control of the related metal production transfers to our customers. The amount of revenue we recognize further reflects the consideration to which we are entitled under the respective royalty agreement. A more detailed summary of revenue recognition policies for our royalty interests is discussed below.

Royalty Interests

Royalties are non-operating interests in mining projects that provide the right to a percentage of revenue from the project after deducting specified costs. We are entitled to payment for our royalty interest in a mining project based on a contractually specified commodity price (for example, a monthly or quarterly average spot price) for the period in which metal production occurred. As a royalty holder, we act as a passive entity in the production and operations of the mining project, and the third-party operator of the mining project is responsible for all mining activities, including subsequent marketing and delivery of all metal production to their ultimate customer. In all of our material royalty interest arrangements, we have concluded that we transfer control of our interest in the metal production to the operator at the point at which production occurs, and thus, the operator is our customer. We have further determined that the transfer of each unit of metal production, comprising our royalty interest, to the operator represents a separate performance obligation under the contract, and each performance obligation is satisfied at the point in time of metal production by the operator. Accordingly, we recognize revenue attributable to our royalty interests in the period in which metal production occurs at the specified commodity price per the agreement, net of any contractually allowable offsite treatment, refining, transportation and, if applicable, mining costs.

F-18

Note 5: Legal Matters

The Company has no legal issues pending.

Note 6: Debt

The Company has $5,036 in debt which is owed to our shareholder who advanced the loan with no interest charged and no repayment terms.

Note 7: Capital Stock

The Company has 75,000,000 shares of common stock with a par value of $0.001 per share.

On December 30, 2019 the Company’s sole stockholder subscribed 20,000,000 shares of common stock for a purchase price of $0.001 per share. The Company subsequently received aggregate proceeds of $20,000.

As of December 31, 2019 there were no outstanding stock options or warrants.

On November 17, 2020 the Company increased its authorized capital to 200,000,000 shares with a par value of $0.001 per share, of which, 180,000,000 shares are designated as common shares and 20,000,000 shares are designated as preferred shares.

Note 8: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized. ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 9: Related Party Transactions

There are presently no related party transactions other than the loan from our shareholder.

F-19

Note 10: Subsequent Events

Company Name Change

On November 17, 2020, the Company changed its name to Global Gold Royalty, Inc. to better align with its business focus.

Authorized Share Capital Increase

On November 17, 2020, the Company increased its authorized shares to 200,000,000 with 180,000,000 shares designated as common stock and 20,000,000 designated as preferred stock.

F-20

SELECTED FINANCIAL DATA

As a smaller reporting company, we are not required to provide this information.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale up to 10,000,000 shares of our common stock by us to investors at $1.00 per shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	$1,000
Transfer Agent Fees	10,000
Legal Fees	40,000
Accounting and Audit Fees	9,000
Total	$60,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by the Nevada Revised Statutes we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

In the last three fiscal years and subsequent interim periods, we issued the following shares of common stock:

On September 28, 2020, we issued 20,000,000 shares of our common stock to Sam Kwok, our sole officer and director. This stock issuance was done in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investor is our sold officer and director and is a sophisticated investor.

34

EXHIBITS

3.1	Articles of Incorporation (filed as an Exhibit to the Company’s Form S-1, dated December 16, 2020, and incorporated herein by reference)

3.2	Bylaws (filed as an Exhibit to the Company’s Form S-1, dated December 16, 2020, and incorporated herein by reference)

3.3	Certificate of Amendment (filed as an Exhibit to the Company’s Form S-1, dated December 16, 2020, and incorporated herein by reference)

3.4	Certificate of Amendment (filed as an Exhibit to the Company’s Form S-1, dated December 16, 2020, and incorporated herein by reference)

5.1	Legal Opinion of Legal Counsel (filed as an Exhibit to the Company’s Form S-1/A, dated March 17, 2021, and incorporated herein by reference)

23.1	Consent of Michael Gillespie & Associates, PLLC

23.2	Consent of Legal Counsel (included in Exhibit 5.1)

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Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada.

Global Gold Royalty, Inc.

Dated: April 1, 2021	By:	/s/ Sam Kwok
Sam Kwok
	Its:	Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: April 1, 2021	By:	/s/ Sam Kwok
Sam Kwok
	Its:	Chief Financial Officer and Director (Principal Accounting Officer)

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